UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2007

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Explanatory Note

On February 14, 2007, Shore Bancshares, Inc. (the “Company”) filed a Current Report on Form 8-K to report, among other things, that The Talbot Bank of Easton, Maryland, a wholly-owned subsidiary of the Company (“Talbot Bank”), and William W. Duncan, Jr., Talbot Bank’s President/CEO and a director of the Company, had revised the terms of Mr. Duncan’s employment arrangement on January 24, 2007. The revision was reported under Item 5.02(d) of the Form 8-K. Because the revision to Mr. Duncan’s employment arrangement was not made in connection with his appointment to the Company’s Board, it was not properly reportable under Item 5.02(d). Also, in accordance with Instruction 4 to Item 5.02, because Mr. Duncan was not a “named executive officer” of the Company at the time of the revision to his employment arrangement, it was not reportable under any other paragraph of Item 5.02. In light of the foregoing, the Company believes that disclosure of this revision was not called for by Form 8-K but that, even if it was, it should have been disclosed under Item 8.01. This Amendment No. 1 on Form 8-K/A is filed to move the disclosure made in Item 5.02(d) of the original Form 8-K to Item 8.01. The information below is provided as of the date of the Form 8-K to which this amendment relates.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Plans.

On February 8, 2007, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, amended and restated the Company’s Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).

As originally adopted, Schedule A to the Deferred Compensation Plan provided that, for the first “Plan Year”, Mr. Duncan and W. Moorhead Vermilye, the Company’s President and Chief Executive Officer, were to receive certain Mandatory Contributions (as defined in the Deferred Compensation Plan), and that Mr. Vermilye and Lloyd L. Beatty, Jr., the Company’s Chief Operating Officer, were to receive certain Discretionary Contributions (as defined in the Deferred Compensation Plan). Under the terms of the Deferred Compensation Plan, the first “Plan Year” was October 1, 2006 through December 31, 2006. It was not contemplated by any party, including the above-named participants, that any Mandatory or Discretionary Contributions would be paid in 2006. Rather, all parties contemplated that contributions would begin with the first full Plan Year (i.e., January 1, 2007 to December 31, 2007). Schedule A to the Deferred Compensation Plan has been amended accordingly. In addition, Section 6.2 of the Deferred Compensation Plan was amended to make it clear that, in addition to other stated vesting dates, a participant will be 100% vested in his or her Employer Funded Account (as defined in the Deferred Compensation Plan) at age 70. Finally, Section 5.2 of the Deferred Compensation Plan was amended to eliminate Company common stock as a deemed investment option to avoid eliminates certain compliance burdens associated with such a deemed investment option.

Item 8.01.	Other Information.

As previously reported, the Board of Directors of the Company elected Mr. Duncan to serve as a director until the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Mr. Duncan was elected on July 31, 2006 in connection with his concurrent appointment by Board of Directors of Talbot Bank to serve as its President and Chief Executive Officer.

Mr. Duncan is employed by Talbot Bank on an at-will basis and is not a party to any written employment agreement. At the time of his appointment, Mr. Duncan’s compensation arrangement called for an annual salary of $245,000, subject to annual adjustment, and participation in the Company’s bonus program, profit sharing and 401(k) plan, and group term life insurance program, to the extent the provisions and regulations of such plans permit such participation.

On January 24, 2006, Talbot Bank and Mr. Duncan agreed to a revised compensation arrangement, which specifies that his bonus for the first full fiscal year of employment (i.e., 2007) will be $125,000 and that the dollar amount of the previously-disclosed five annual restricted stock awards to which he is entitled under the 2006 Stock and Incentive Compensation Plan (the “Equity Plan”) will be $36,076. Accordingly, the number of shares of restricted stock underlying each such award will be determined by dividing $36,076 by the Fair Market Value (as defined in the Equity Plan) of a share of Company common stock on the date of that award.

All other terms of Mr. Duncan’s compensation arrangement remain as originally reported.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit 10.1—Summary of Compensation Arrangement for William W. Duncan, Jr.**

Exhibit 10.2—Shore Bancshares, Inc. Amended and Restated Executive Deferred Compensation Plan**
___________________________
** Previously filed.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: May 3, 2007	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Summary of Compensation Arrangement for William W. Duncan, Jr.**

10.2	Shore Bancshares, Inc. Amended and Restated Executive Deferred Compensation Plan**
___________________________________
** Previously filed.